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                                                                     EXHIBIT 3.2


                                     BY-LAWS
                                       OF
                              LAWSON SOFTWARE, INC.


                                    ARTICLE I

                                     OFFICES

         Section 1.01. Registered Office. The registered office of Lawson Software, Inc., in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware 19805. The name of the registered agent in charge thereof shall be the Corporation Service Company.

         Section 1.02. Other Offices. The corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 2.01. Place of Meetings. Each meeting of the stockholders of the corporation shall be held at such place either within or without the State of Delaware as shall be fixed by the board of directors and specified in the notice of said meeting.

         Section 2.02. Annual Meetings. The annual meeting of the stockholders for the transaction of such business as may properly come before the meeting shall be held at such place, date and hour as shall be determined by the board of directors.

         Section 2.03. Special Meetings A special meeting of the stockholders for any purposes may be called at any time by the board of directors.

         Section 2.04. Notice of Annual and Special Meetings. Written notice of the annual and any special meetings of the stockholders, stating the place, date and hour of the meeting, and for special meetings the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten, nor more than sixty, days before the date of the meeting.

         Section 2.05. Business at Annual and Special Meetings. The business to be transacted at any annual or special meeting of stockholders shall be limited to business which is properly brought before the meeting. For the purposes of these by-laws, "properly brought before the meeting" shall mean (i) the business which is specified in the notice of the meeting given by the board of directors,
(ii) otherwise brought before the meeting by order of the board of directors or
(iii) otherwise properly brought before an annual meeting by a stockholder. In order for business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting, either by


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personal delivery or by United States mail, postage pre-paid, to the chief executive officer or secretary of the corporation no later than the date specified by Rule 14a-8 promulgated under the Securities Act of 1934, as the same may be amended from time to time and any successor rule or regulation, as the last date for receipt of shareholder proposals to be submitted under such rule (such date, the "Notice Date"). Each such notice shall set forth: (a) the name and address of the stockholder who intends to bring such matter before a meeting; (b) the number of shares of the corporation entitled to vote at such meeting held by the stockholder; (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person at the meeting to bring such matter before the meeting; (d) a description of the business desired to be brought before the meeting and the reasons of such stockholder in requesting that such matter be included in proxy statement pertaining to the matter; (e) such other information regarding the business proposed by such stockholder as would be required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) a representation as to the stockholder's material interest in the business being proposed. The presiding officer of the meeting shall refuse to acknowledge any business proposed to be brought before an annual meeting not made in compliance with the foregoing procedure.

         Section 2.06. Quorum and Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which the quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.07. Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or by the Certificate of Incorporation, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

         Section 2.08. Proxies. Every stockholder entitled to vote at a meeting may authorize another person or persons to act for such stockholder by proxy duly appointed by an instrument in writing, subscribed by such stockholder, or by transmitting or authorizing the transmission of a facsimile, telegram, cablegram or other means of electronic transmission as permitted by Section 212 of the Delaware General Corporation Law or any successor provision thereof. The appointment of a proxy shall be made not more than three (3) years prior to the meeting, unless the appointment provides for a longer period. To be valid, all proxies must meet the requirements of, and shall be governed by, Section 212 of the Delaware General Corporation Law or any successor provision thereof. The attendance at any meeting of stockholders of a


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stockholder who theretofore may have given a proxy shall not have the effect of revoking such proxy unless such stockholder shall in writing or by electronic transmission in accordance with Section 212 of the Delaware General Corporation Law or any successor provision thereof so notify the secretary of the meeting prior to the voting of the proxy.

         Section 2.09. Conduct of Meetings of Stockholders. The chairman of the board of directors, or if there shall be none or in his or her absence, the highest ranking officer of the corporation, among a group consisting of the chief executive officer, president and the vice presidents, who is present at the meeting, shall call to order and act as the chair of any meeting of the stockholders of the corporation. The secretary of the corporation shall serve as the secretary of the meeting or, if there shall be none or in his or her absence, the secretary of the meeting shall be such person as the chair of the meeting appoints. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take or refrain from taking such actions as, in the judgment of the chair of the meeting, are appropriate for the conduct of the meeting. To the extent not prohibited by applicable law, such rules, regulations and procedures may include, without limitation, establishment of (i) an agenda or order of business for the meeting,
(ii) the method by which business may be proposed and procedures for determining whether business has been properly (or not properly) introduced before the meeting, (iii) procedures for casting and the form of ballots to be used by shareholders in attendance at the meeting and the procedures to be followed for counting shareholder votes, (iv) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (v) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine, (vi) restrictions on entry to the meeting after the time fixed for commencement thereof and (vii) limitations on the time allotted to questions or comments by participants. Unless and to the extent otherwise determined by the chair of the meeting, it shall not be necessary to follow Roberts' Rules of Order or any other rules of parliamentary procedure at the meeting of shareholders. Following completion of the business of the meeting as determined by the chair of the meeting, the chair of the meeting shall have the exclusive authority to adjourn the meeting.

         Section 2.10. Conduct of Business. No business shall be conducted at an annual meeting of stockholders of the corporation except business brought before the meeting in accordance with the procedures set forth in these by-laws. If the introduction of any business at an annual meeting of stockholders does not comply with the procedures specified in this Section, the chair of the meeting shall declare that such business is not properly before the meeting and shall not be considered at the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.01. General Powers. The business, property and affairs of the corporation shall be managed under the direction of the board of directors.

         Section 3.02. Nomination of Directors. Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. Any stockholder entitled to


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vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the chief executive officer or secretary of the corporation not later than (i), with respect to an election to be held at an annual meeting of stockholders, the Notice Date, and
(ii), with respect to the election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) the number of shares of the corporation entitled to vote at such meeting held by the stockholder and by each nominee; (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such stockholder and the nominee or nominees proposed by such stockholder intend to appear in person at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the corporation if so elected. In order to be properly before the meeting at which such nominations are to be considered, the stockholder proposing the nomination or nominations and the person or persons so nominated shall be present at the meeting. The chair of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 3.03 Quorum and Manner of Acting. One-half in number of the directors in office at the time shall constitute a quorum for the transaction of business at any meeting. If the number of directors in office at the time is not evenly divisible by two, any resulting fraction shall be rounded upwards to the next whole number in calculation of the quorum number. Except as otherwise required by the Certificate of Incorporation or these by-laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the board of directors. In the absence of a quorum at any meeting of the Board, such meeting, need not be held, or a majority of the directors present thereat or, if no director is present, the chief executive officer or secretary, may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

         Section 3.04. Offices; Place of Meetings. The board of directors may hold meetings and have an office or offices at such place or places within or without the State of Delaware, as the board of directors may from time to time determine.

         Section 3.05. Annual Meeting. The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual meeting of stockholders. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the board of directors.


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         Section 3.06. Regular Meetings. Regular meetings of the board of directors shall be held at such places and at such times as the board of directors shall from time to time determine. Notice of regular meetings of the board of directors need not be given.

         Section 3.07. Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board, the chief executive officer or any two of the directors. Notice of each such meeting shall be mailed by the chief executive officer, secretary or chairman of the board to each director, addressed to him or her at his or her residence, usual place of business or other location designated by such director as the address for receipt of such notices, at least two days before the day on which the meeting is to be held, or shall be sent to him or her at his or her residence or at such place of business or other address by facsimile, electronic transmission or similar means, or be delivered personally or by telephone, not later than two days before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him or her in writing or by facsimile, electronic or similar means, or by mail, whether before or after such meeting shall be held, or if he or she shall be present at such meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

         Section 3.08. Organization. At each meeting of the board of directors, the chairman of the board, or in the absence of the chairman of the board, or if they be directors, the chief executive officer, or in the absence of the chief executive officer, the president, or in the absence of the president, any director chosen by a majority of the directors present thereat, shall preside. The secretary, or in his or her absence an assistant secretary of the corporation, or in the absence of the secretary and all assistant secretaries or subject to other direction of the board of directors, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         Section 3.09. Order of Business. At all meetings of the board of directors business shall be transacted in the order determined by the board of directors.

         Section 3.10. Action by Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board of directors or such committee.

         Section 3.11. Telephone, etc. Meetings. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute the presence of such person at such meeting.

         Section 3.12. Resignation. Any director of the corporation may resign at any time by giving written notice of his or her resignation to the chairman of the board, the chief executive officer or the secretary of the corporation. Such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall


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take effect when received. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.13. Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the corporation such amount per annum or such fees for attendance at directors' and committee meetings, or both, as the board of directors shall from time to time determine. The board of directors may likewise provide that the corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account to his or her attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

         Section 3.14. Indemnification of Directors and Officers. The corporation shall indemnify its directors and officers in the manner and to the extent provided in the Certificate of Incorporation.

         Section 3.15. Removal. Any director or the entire board of directors may be removed at any time either with or without cause.

                                   ARTICLE IV

                                   COMMITTEES

         The board of directors may, by resolution or resolutions passed by a majority of the full board of directors, designate one or more committees, each such committee to consist of one or more directors of the corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of all the members of any such committee may determine its actions and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                    ARTICLE V

                                    OFFICERS

         Section 5.01. Number. The principal officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer and chief financial officer and, if elected by the board of directors, a president, one or more vice presidents (the number thereof to be determined by the board of directors and one or more of whom may be designated as executive or senior vice presidents), a secretary, a treasurer and one or more assistant secretaries and assistant treasurers. The board of directors may also elect a chairman and a vice chairman or vice chairmen of the board whom the board may designate to be an officer or officers of the corporation. In addition, there may be such subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 5.03. Any two or more offices may be


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held by the same person. The offices of the corporation for which officers may be elected shall be set forth, from time to time, by resolution of the board of directors.

         Section 5.02. Election, Qualifications and Term of Office. Each officer of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03, shall be elected by the board of directors from time to time, and shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned or shall have been removed in the manner herein provided.

         Section 5.03. Other Officers. The corporation may have such other subordinate officers, agents and employees as the chief executive officer may deem necessary, including one or more vice presidents, assistant secretaries, or assistant treasurers, a controller and one or more assistant controllers, each of whom shall hold office for such period, have such authority, and perform such duties as the chief executive officer may from time to time determine.

         Section 5.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the full board of directors or, except in case the chief executive officer, president or chief financial officer, by the chief executive officer and any other officer upon whom the power of removal may be conferred by the board of directors. Such removal from office shall not affect any rights which such removed officer may have under any employment or stockholder agreement.

         Section 5.05. Resignation. Any officer may resign at any time by giving written notice to the board of directors or to the chief executive officer. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the board of directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these by-laws for regular election or appointment to such office. If there shall occur a vacancy in the office of chief executive officer or chief financial officer, such vacancy shall be filled by the board of directors as expeditiously as practicable. If there shall occur a vacancy in the position of chairman of the board of directors or in any other office of the corporation, such vacancy may, but need not, be filled by the board of directors.

         Section 5.07. Chairman of the Board. The chairman of the board, if one is elected, shall preside at all meetings of the stockholders and of the board of directors and shall perform such other duties and have such responsibilities as the board of directors may from time to time determine.

         Section 5.08. Chief Executive Officer. The chief executive officer of the corporation shall have general active management of the business and affairs of the corporation. In the absence of the chairman of the board of directors, or if one is not elected or refuses to act, the chief executive officer shall preside at all meetings of the shareholders and directors. In the absence of the secretary and assistant secretary, or if none shall be elected, the chief executive officer shall maintain records of and, whenever necessary, certify all proceedings of the board of directors and the shareholders. The chief executive officer shall have such other duties as may,


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from time to time, be prescribed by the board of directors. The powers and duties specified herein may be modified or limited at any time by the board of directors.

         Section 5.09. President. The president, if one is elected, shall have such power and duties regarding the management and daily conduct of the business of the corporation as shall be determined by the board of directors, and, unless otherwise provided by the board of directors, such power and duties of the chief executive officer as may be delegated to the president by the chief executive officer. Unless otherwise provided by the board of directors, in the absence of the chairman of the board of directors (or if one is not elected) and the chief executive officer, the president shall preside at all meetings of the shareholders and directors. In the absence of the chief executive officer, the president shall succeed to the chief executive officer's powers and duties unless otherwise directed by the chief executive officer or the board of directors.

         Section 5.10. Chief Financial Officer. The chief financial officer shall (i) keep accurate financial records for the corporation; (ii) deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the board of directors shall, from time to time, designate or otherwise authorize; (iii) have the power to endorse, for deposit, all notes, checks and drafts received by the corporation; (iv) disburse the funds of the corporation in accordance with the corporation's policies and procedures as adopted by resolution of the board of directors, making or causing to be made proper vouchers therefor; (v) render to the chief executive officer and the board of directors, whenever requested, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and (vi) perform such other duties as may, from time to time, be prescribed by the board of directors or by the chief executive officer. The powers and duties specified herein may be modified or limited at any time by the board of directors.

         Section 5.11. Executive Vice President or Vice President. Each vice president shall have such powers and duties as may be prescribed by the board of directors and, unless otherwise provided by the board of directors, such power and duties of the chief executive officer or president as may be delegated from time to time to each vice president by the chief executive officer or president, as the case may be. In the event of the absence of the president, the vice presidents shall succeed to the duties and powers of such office in the order of their election, as appears from the minutes of the meeting or meetings at which such elections shall have taken place, unless otherwise provided by the board of directors, chief executive officer or president.

         Section 5.12. Secretary. The secretary, if one shall be elected by the board of directors, shall be secretary of and shall attend all meetings of the shareholders and board of directors. The secretary shall act as clerk thereof and shall record all proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify all proceedings of the board of directors and the shareholders. The secretary shall give proper notices of meetings of shareholders and directors as provided in these by-laws. The secretary shall, with the chairman of the board of directors, president or any vice president, sign or cause to be signed by facsimile signature all certificates for shares of the corporation and shall have such other powers and shall perform such other duties as may be prescribed from time to time by the board of directors

         Section 5.13. Treasurer. The treasurer, if one shall be elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors and, unless otherwise provided by the board of directors, such power and duties of the chief financial officer


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as may be delegated from time to time to the treasurer by the chief financial officer. In the absence of the chief financial officer, the treasurer shall succeed to the duties and powers of the chief financial officer unless otherwise directed by the board of directors, chief executive officer or chief financial officer. The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation, and shall deposit all such funds to the credit of the corporation in such banks, trust companies or other depositories as shall selected in accordance with the provisions of these by-laws; shall disburse the funds of the corporation as may be ordered by the board of directors, making proper vouchers for such disbursements, and shall render to the board of directors, whenever the board may require him or her so to do, and shall present at the annual meeting of the stockholders a statement of all his or her transactions as treasurer; and, in general, shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors, chief executive officer or the chief financial officer.

         Section 5.14. Assistant Secretary, Assistant Secretary and Assistant Treasurer. Any assistant secretary or assistant treasurer, who may from time to time be elected by the board of directors, may perform the duties of the secretary or of the treasurer, as the case may be, under the supervision and subject to the control of the secretary or of the treasurer, respectively. Unless otherwise provided by the board of directors, the chief executive officer or the secretary, in the event of the absence of the secretary, an assistant secretary shall have the powers and perform the duties of the office of secretary. If there shall be more than one assistant secretary, the assistant secretary appearing as first elected in the minutes of the meeting at which such elections shall have taken place shall exercise such powers and have such duties. Unless otherwise provided by the board of directors, the chief executive officer, the chief financial officer or the treasurer, in the event of the absence of the treasurer, an assistant treasurer shall have the powers and perform the duties of the office of treasurer. If there shall be more than one assistant treasurer, the assistant treasurer appearing as first elected in the minutes of the meeting or meetings at which such elections shall have taken place, shall exercise such powers and have such duties. Each assistant secretary and each assistant treasurer shall also have such powers and duties of the secretary or the treasurer as the secretary or the treasurer respectively may delegate to such assistant and shall also have such other powers and perform such other duties as may be prescribed from time to time by the board of directors. Any assistant secretary shall have authority to attest by his or her signature to the same extent as the secretary.

         Section 5.15 Compensation. The compensation of the officers shall be fixed from time to time by or in the manner prescribed by the board of directors, and none of such officers shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the corporation. The application of this Section 5.15 shall not affect the right any officer may have regarding compensation under an employment agreement.


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                                   ARTICLE VI

                                   AMENDMENTS

         Subject to the provisions of the Certificate of Incorporation, these by-laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of all the outstanding shares entitled to vote. Subject to the laws of the Delaware Law (as defined in the Certificate of Incorporation), and the Certificate of Incorporation, the board of directors may, by the approval of a majority of all directors, amend these by-laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.



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